Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2015, relating to the financial statements and the financial statement schedule of Sotheby’s (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

May 12, 2015

New York, New York